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                                                                EXECUTION COPY










                        AGREEMENT AND PLAN OF MERGER


                                  BETWEEN


                               CITIGROUP INC.

                                    AND

                    ASSOCIATES FIRST CAPITAL CORPORATION


                       DATED AS OF SEPTEMBER 5, 2000




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                               TABLE OF CONTENTS

                                                                          PAGE

                                  ARTICLE I

                                  THE MERGER

SECTION 1.1  The Merger......................................................1

SECTION 1.2  Closing.........................................................2

SECTION 1.3  Effective Time..................................................2

SECTION 1.4  Effects of the Merger...........................................2

SECTION 1.5  Certificate of Incorporation and By-laws of the Surviving
             Corporation.....................................................2

SECTION 1.6  Directors and Officers..........................................2

SECTION 1.7  Agreement to Cooperate to Revise Transaction....................2


                                  ARTICLE II

                  EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

SECTION 2.1  Effect on Capital Stock.........................................3

SECTION 2.2  Exchange of Certificates........................................4

SECTION 2.3  Certain Adjustments.............................................8


                                 ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

SECTION 3.1  Representations and Warranties of the Company...................8

SECTION 3.2  Representations and Warranties of Parent.......................25


                                  ARTICLE IV

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

SECTION 4.1  Conduct of Business............................................33

SECTION 4.2  No Solicitation by the Company.................................38


                                  ARTICLE V

                            ADDITIONAL AGREEMENTS


SECTION 5.1  Preparation of the Form S-4 and the Proxy Statement;
             Stockholders Meeting...........................................41

SECTION 5.2  Letters of the Company's Accountants...........................42

 SECTION 5.3  Letters of Parent's Accountants...............................42

SECTION 5.4  Access to Information; Confidentiality.........................43

SECTION 5.5  Best Efforts...................................................43

SECTION 5.6  Employee Stock Options, Incentive and Benefit Plans............44

SECTION 5.7  Indemnification, Exculpation and Insurance.....................46

SECTION 5.8  Fees and Expenses..............................................47

SECTION 5.9  Public Announcements...........................................48

SECTION 5.10  Affiliates....................................................48

SECTION 5.11  Stock Exchange Listing........................................49

SECTION 5.12  Stockholder Litigation........................................49

SECTION 5.13  Tax Treatment.................................................49

SECTION 5.14  Pooling of Interests..........................................49

SECTION 5.15  Standstill Agreements; Confidentiality Agreements.............49

SECTION 5.16  Conveyance Taxes..............................................49

SECTION 5.17 Payment of Dividends. .........................................50

SECTION 5.18  Section 16 Matters............................................50

SECTION 5.19   Employee Benefit Review......................................50


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

SECTION 6.1  Conditions to Each Party's Obligation to Effect the Merger.....51

SECTION 6.2  Conditions to Obligations of Parent............................52

SECTION 6.3  Conditions to Obligations of the Company.......................53

SECTION 6.4  Frustration of Closing Conditions..............................53


                                 ARTICLE VII

                      TERMINATION, AMENDMENT AND WAIVER

SECTION 7.1  Termination....................................................53

SECTION 7.2  Effect of Termination..........................................54

SECTION 7.3  Amendment......................................................55

SECTION 7.4  Extension; Waiver..............................................55

SECTION 7.5  Procedure for Termination......................................55


                                 ARTICLE VIII

                              GENERAL PROVISIONS

SECTION 8.1  Nonsurvival of Representations and Warranties..................55

SECTION 8.2  Notices........................................................55

SECTION 8.3  Definitions....................................................56

SECTION 8.4  Interpretation.................................................57

SECTION 8.5  Counterparts...................................................58

SECTION 8.6  Entire Agreement; No Third-Party Beneficiaries.................58

SECTION 8.7  Governing Law..................................................58

SECTION 8.8  Assignment.....................................................58

SECTION 8.9  Consent to Jurisdiction........................................58

SECTION 8.10  Headings......................................................59

SECTION 8.11  Severability..................................................59




            AGREEMENT AND PLAN OF MERGER dated as of September 5, 2000, by and between CITIGROUP INC., a Delaware corporation ("Parent"), and ASSOCIATES FIRST CAPITAL CORPORATION, a Delaware corporation (the
"Company").

            WHEREAS, the respective Boards of Directors of Parent and the Company have each approved the merger of the Company with and into Parent (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of Class A common stock, par value $.01 per share, of the Company ("Company Common Stock"), other than shares owned by the Company and Parent (with certain exceptions, as set forth in Section 2.1(a)), will be converted into the right to receive the Merger Consideration (as defined in Section 2.1(b));

            WHEREAS, the respective Boards of Directors of Parent and the Company have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals and are in the best interests of each corporation and their respective stockholders;

            WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

            WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code; and

            WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction under United States generally accepted accounting principles ("GAAP").

            NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:


                                   ARTICLE I

                                  THE MERGER

            SECTION 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law ("DGCL"), the Company shall be merged with and into Parent at the Effective Time (as defined in Section 1.3). Following the Effective Time, Parent shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

            SECTION 1.2 Closing. Subject to the satisfaction or waiver of all the conditions to closing contained in Article VI hereof, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second day after satisfaction or waiver of the conditions set forth in
Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions), unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 or at such other location as is agreed to by the parties hereto.

            SECTION 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL to effectuate the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

            SECTION 1.4 Effects of the Merger. The Merger shall have the effects set forth in the DGCL.

            SECTION 1.5 Certificate of Incorporation and By-laws of the Surviving Corporation. The Restated Certificate of Incorporation of Parent shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The by-laws of Parent, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

            SECTION 1.6 Directors and Officers. The directors and officers of Parent shall, from and after the Effective Time, become the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the by-laws of the Surviving Corporation.

            SECTION 1.7 Agreement to Cooperate to Revise Transaction. Upon the reasonable request of either party, each of Parent and the Company shall cooperate in efforts to effect a change in the method of effecting the Merger contemplated by this Agreement, including to provide for a different form of merger; provided, however, that no such change shall (i) alter or change the amount or kind of consideration to be received by holders of Company Common Stock, (ii) adversely affect the proposed accounting treatment for the Merger or the tax treatment to Parent or holders of Company Common Stock as a result of receiving the Merger Consideration, or (iii) materially delay the consummation of the transactions contemplated hereby.


                                  ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

            SECTION 2.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock:

            (a) Cancellation of Treasury Stock. Each share of Company Common Stock that is owned directly by the Company or Parent shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; provided, however, that any shares of Company Common Stock (i) held by the Company or Parent in connection with any market-making or proprietary trading activity or for the account of another person, (ii) as to which the Company or Parent is or may be required to act as a fiduciary or in a similar capacity or (iii) the cancellation of which would violate any legal duties or obligations of the Company or Parent, shall not be cancelled but, instead, shall be treated as set forth in Section 2.1(b).

            (b) Conversion of Company Common Stock. Subject to Section 2.2(e), at the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(a)), together with the rights attached thereto to purchase the Company's Series A Junior Participating Preferred Stock issued pursuant to the Rights Agreement between the Company and First Chicago Trust Company of New York as Rights Agent, dated as of April 13, 1998 (the "Rights Agreement"), shall be converted into the right to receive .7334 (the "Exchange Ratio") of a validly issued, fully paid and nonassessable shares of common stock, par value $.01 per share ("Parent Common Stock"), of Parent. The consideration to be issued to holders of Company Common Stock is referred to herein as the "Merger Consideration." As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c), in each case without interest.

            SECTION 2.2 Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with one of its bank or trust company subsidiaries to act as exchange agent for the Merger (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.2(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to
Section 2.1 in exchange for outstanding shares of Company Common Stock.

            (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.1 and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of Certificates) to the Exchange Agent and shall be in such form and have such other provisions as the Company and Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.2(c). Upon surrender of a Certificate (or affidavits of loss in lieu of Certificates) for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required thereby, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2(e), and the Certificate so surrendered shall forthwith be cancelled. In the event of a surrender of a Certificate representing shares of Company Common Stock which are not registered in the transfer records of the Company under the name of the person surrendering such Certificate, a certificate representing the proper number of shares of Parent Common Stock will be issued to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this
Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.2(c) and cash in lieu of any fractional share of Parent
Common Stock in accordance with Section 2.2(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

            (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date at or after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock issuable hereunder in respect thereof, and, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II, subject to Section 2.2(f). Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date at or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date at or after the Effective Time and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

            (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such shares of Company Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article II, except as otherwise provided by law.

            (e)  No Fractional Shares.

                  (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 2.2(a) over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to former holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of the former stockholders of the Company, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. ("NYSE"), all in the manner provided in Section 2.2(e)(iii).

                  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing Company Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). All commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares shall be paid by the Surviving Corporation from the proceeds of such sales. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of Company Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of Company Common Stock is entitled (after taking into account all shares of Company Common Stock held of record at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of Company Common Stock are entitled.

                  (iv) Notwithstanding the provisions of Section 2.2(e)(ii) and (iii), Parent may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments herein above contemplated, to pay each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held of record at the Effective Time by such holder) would otherwise be entitled by (B) the closing price of the Parent Common Stock as reported on the NYSE Composite Transaction Tape (as reported in The Wall Street Journal (National Edition), or, if not reported therein, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.2(e)(iv).

                  (v) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing Company Common Stock subject to and in accordance with the terms of Sections 2.2(b) and 2.2(c).

            (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to the Surviving Corporation, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to the Surviving Corporation for payment of their claim for Merger Consideration, any dividends or distributions with respect to Parent Common Stock and any cash in lieu of fractional shares of Parent Common Stock.

            (g) No Liability. None of the Company, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of Parent Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered immediately prior to such date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.1(d)), any such Merger Consideration, dividends or distributions in respect of such Certificate or such cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

            (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

            (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof and any cash in lieu of fractional shares of Parent Common Stock, in each case due to such person pursuant to this Agreement.

            SECTION 2.3 Certain Adjustments. If after the date hereof and on or prior to the Effective Time the outstanding shares of Parent Common Stock or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or any similar event shall occur (any such action, an "Adjustment Event"), the Exchange Ratio shall be adjusted accordingly to provide to the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange or dividend or similar event.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

            SECTION 3.1 Representations and Warranties of the Company. Except (i) as disclosed in the Company Filed SEC Documents (as defined in
Section 3.1(g)), (ii) with respect to matters to which Parent shall have given its consent pursuant to Section 4.1(a), or (iii) as set forth on the Disclosure Schedule delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Company Disclosure Schedule), the Company represents and warrants to Parent as follows (it being understood that any matter set forth in the Company Disclosure Schedule with reference to a particular subsection of this Agreement will be deemed to be set forth with reference to any other subsection of this Agreement so long as the relevance of such matter to any such other subsection is reasonably apparent):

            (a)  Organization, Standing and Corporate Power.

                  (i) Each of the Company and its significant subsidiaries (as defined in Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC")) ("significant subsidiaries") is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.3) on the Company. Each of the Company and its subsidiaries (as defined in Section 8.3) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on the Company. Section 3.1(a) of the Company Disclosure Schedule includes a complete list of each of the subsidiaries through which the Company conducts (A) its insurance operations (the "Company Insurance Subsidiaries"), and (B) its finance activities (including commercial finance activities and consumer finance activities, which consumer finance activities include credit card operations, banking, home equity operations and consumer financial services) (together the "Company Finance Subsidiaries").

                  (ii) The Company has delivered or provided to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

                  (iii) In all material respects, the minute books of the Company contain accurate records of all meetings and accurately reflect all other actions taken by the stockholders, the Board of Directors and all committees of the Board of Directors of the Company since January 1, 1998.

            (b) Subsidiaries. (i) Section 3.1(b) of the Company Disclosure
Schedule includes all the subsidiaries of the Company which as of the date of this Agreement are significant subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such significant subsidiary (i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"); and
(iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such significant subsidiary's business as currently conducted.

            (c) Capital Structure. The authorized capital stock of the Company consists of 1,150,000,000 shares of Company Common Stock, 144,118,820 shares of Class B Common Stock, $.01 par value ("Company Class B Common Stock") and 50,000,000 shares of preferred stock, par value $.01 per share, of the Company ("Company Authorized Preferred Stock"), of which 734,500 shares have been designated as Company Series A Junior Participating Preferred Stock ("Company Preferred Stock"). At the close of business on August 31, 2000: (i) 728,916,299 shares of Company Common Stock were issued and outstanding; (ii) 1,042,648 shares of Company Common Stock were held by the Company in its treasury (such shares, "Company Class A Common Treasury Stock") and no shares of Company Common Stock were held by subsidiaries of the Company; (iii) no shares of Company Class B Common Stock were issued and outstanding; (iv) no shares of Company Class B Common Stock were held by the Company in its treasury (such shares, "Company Class B Common Treasury Stock") and no shares of Company Class B Common Stock were held by subsidiaries of the Company; (v) no shares of Company Preferred Stock were issued and outstanding and 734,500 shares of Company A Preferred Stock were reserved for issuance pursuant to the Rights Agreement; (vi) no shares of Company Preferred Stock were held by the Company in its treasury or were held by any subsidiary of the Company;
(vii) 100,000,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's Incentive Compensation Plan (the "Company Stock Plan"), of which 25,231,589 shares are subject to outstanding employee and non-employee director stock options ("Company Stock Options"), restricted Company Common Stock or other rights to purchase or receive Company Common Stock granted under the Company Stock Plan (collectively with Company Stock Options, "Company Awards"); and (viii) other than as set forth above, no other shares of Company Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of the Company are, and all shares thereof which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.1(c) and except for changes since August 31, 2000 resulting from the issuance of shares of Company Common Stock pursuant to Company Awards and other rights referred to above in this Section 3.1(c), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or voting securities or other ownership interests of the Company, (B) any securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests of the Company, or (C) any warrants, calls, options or, except for commitments entered into in connection with the $515,500,000 aggregate principal amount Redeemable Hybrid Income Overnight Shares due October 16, 2002 ("RHINOs"), other rights to acquire from the Company or any Company subsidiary, or any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or securities convertible into or exchangeable or exercisable for, capital stock or voting securities or other ownership interests of the Company, and (y) there are no outstanding obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such securities or, except for commitments entered into in connection with the RHINOs, to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. There are no outstanding (A) securities of the Company or any Company subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities or other ownership interests in any Company subsidiary, (B) warrants, calls, options or other rights to acquire from the Company or any Company subsidiary, or any obligation of the Company or any Company subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or other ownership interests in, any Company subsidiary or (C) obligations of the Company or any Company subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Company subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To the Company's knowledge, neither the Company nor any Company subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Company Stock Options, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

            (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject, in the case of the Merger, to the Company Stockholder Approval (as defined in Section 3.1(l)) to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company, subject, in the case of the Merger, to the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by- laws of the Company, (ii) the certificate of incorporation or by-laws or the comparable organizational documents of any of its subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to the Company or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to impair or delay the ability of the Company to perform its obligations under this Agreement. To the knowledge of the Company, no consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (1) the filing of a pre- merger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (2) the filing with the SEC of (A) a proxy statement relating to the Company Stockholders Meeting (as defined in Section 5.1(b)) (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which the Company and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) such filings with and consents and approvals of the Commissioners of Insurance or similar regulatory authorities having jurisdiction over the insurance business; (5) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the consumer lending, banking, insurance or other financial services businesses; and (6) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not (x) have a material adverse effect on the Company or (y) reasonably be expected to materially impair or delay the ability of the Company to perform its obligations under this Agreement.

            (e)  Company Documents; Undisclosed Liabilities.

                  (i) Since January 1, 1997, the Company and its subsidiaries have filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC ("Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act, or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and no Company SEC Document when filed (as amended and restated and as supplemented by subsequently filed Company SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company and its subsidiaries included in Company SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries, or the appropriate subsidiary of the Company and such subsidiary's consolidated subsidiaries, as the case may be, as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (A) as reflected in such financial statements or in the notes thereto or (B) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on the Company. Section 3.1(e) of the Company Disclosure Schedule identifies each subsidiary of the Company that is required to file Company SEC Documents with the SEC.

                  (ii) The Company has made available to Parent true and complete copies of the annual and quarterly statements of each of the Company Insurance Subsidiaries as filed with the applicable insurance regulatory authorities for the years ended December 31, 1999 and the quarterly period ended March 31, 2000 (collectively, the "Company SAP Statements"). Except as would not have a material adverse effect on the Company, the Company SAP Statements were prepared in conformity with statutory accounting practices prescribed or permitted by the applicable insurance regulatory authorities consistently applied ("SAP") for the periods covered thereby and (as may have been amended and restated or supplemented by subsequently filed Company SAP statements) present fairly the statutory financial position of such Company Insurance Subsidiaries as at the respective dates thereof and the results of operations of such subsidiaries for the respective periods then ended. Except as would not have a material adverse effect on the Company, the Company SAP Statements complied with all applicable Insurance Laws (as defined in Section 3.1(h)) when filed, and, to the knowledge of the Company, no deficiency has been asserted with respect to any Company SAP Statements by the applicable insurance regulatory body or any other governmental agency or body. The annual statutory balance sheets and income statements included in the Company SAP Statements have been audited, and the Company has made available to Parent true and complete copies of all audit opinions related thereto. The Company has made available to Parent true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since January 1, 1999 relating to the Company Insurance Subsidiaries.

            (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

            (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as permitted by Section 4.1(a), or as disclosed in any Company SEC Document filed and publicly available prior to the date hereof (as amended to the date hereof, "Company Filed SEC Documents") since January 1, 2000, the Company and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any material adverse change in the Company, including, but not limited to, any material adverse change arising from or relating to fraudulent or unauthorized activity, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, other than regular quarterly cash dividends on the Company Common Stock and dividends payable on the Company Preferred Stock in accordance with their terms,
(iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, except for issuances of Company Common Stock upon the exercise of Company Stock Options, in each case awarded prior to the date hereof in accordance with their present terms, (iv) prior to the date hereof (A) any granting by the Company or any of its subsidiaries to any current or former director, executive officer or other key employee of the Company or its subsidiaries of any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business,
(B) any granting by the Company or any of its subsidiaries to any such current or former director, executive officer or key employee of any increase in severance or termination pay, or (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (v) except insofar as may have been disclosed in Company Filed SEC Documents or required by a change in GAAP or SAP, any material change in accounting methods (or underlying assumptions), principles or practices by the Company affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, (vi) any tax election by the Company or its subsidiaries or any settlement or compromise of any income tax liability by the Company or its subsidiaries, except as would not be required to be disclosed in the Company SEC Documents, (vii) any material change in actuarial, pricing, or investment policies, (viii) any material insurance transaction other than in the ordinary course of business consistent with past practice or (ix) any agreement or commitment (contingent or otherwise) to do any of the foregoing.

            (h)  Compliance with Applicable Laws; Litigation.

                  (i) The Company, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of the Company and its subsidiaries (the "Company Permits"), except where the failure to have any such Company Permits individually or in the aggregate would not have a material adverse effect on the Company. The Company and its subsidiaries are in compliance in all respects with the terms of the Company Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on the Company. Except as disclosed in the Company Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action, proceeding or arbitration by any person or Governmental Entity, in each case with respect to the Company or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) have a material adverse effect on the Company or (ii) reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  (ii) The business and operations of the Company Insurance Subsidiaries have been conducted in compliance in all respects with all applicable statutes, laws and regulations regulating the business of insurance and all applicable orders and directives of insurance regulatory authorities and market conduct recommendations resulting from market conduct examinations of insurance regulatory authorities (collectively, "Insurance Laws"), except where the failure so to comply individually or in the aggregate would not have a material adverse effect on the Company. Notwithstanding the generality of the foregoing, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company, each Company Insurance Subsidiary and, to the knowledge of the Company, its agents have marketed, sold and issued insurance products in compliance, in all respects, with Insurance Laws applicable to the business of such Company Insurance Subsidiary and in the respective jurisdictions in which such products have been sold, including, without limitation, in compliance with (i) all applicable prohibitions against "redlining" or withdrawal of business lines,
      (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (iii) all applicable requirements relating to insurance product projections and illustrations. In addition, (i) there is no pending or, to the knowledge of the Company, threatened charge by any insurance regulatory authority that any of the Company Insurance Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Insurance Laws where such violations would, individually or in the aggregate, have a material adverse effect on the Company; and (ii) the Company Insurance Subsidiaries have filed and will file all notices and reports required to be filed with any insurance regulatory authority, except for such notices and reports as to which the failure to file would have a material adverse effect on the Company.

                  (iii) Except as otherwise applicable to similarly situated companies generally, neither the Company nor any of its subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, except as would not have a material adverse effect on the Company, is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any respect the conduct of its business or, except as would not have a material adverse effect on the Company, that in any manner relates to its capital adequacy, its policies, its management or its business (each, a "Company Regulatory Agreement"), nor has the Company or any of its subsidiaries or affiliates (as defined in Section 8.3) (A) been advised since January 1, 2000 by any Governmental Entity that it is considering issuing or requesting any such Company Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation.

                  (iv) Each of the Company's insured depository institution subsidiaries is "well-capitalized" (as that term is defined at 12 C.F.R. 225.2(r)(2)(i)) and "well managed" (as that term is defined at 12 C.F.R. 225.81(c)), and each institution's examination rating under the Community Reinvestment Act of 1977 is satisfactory or outstanding.

                  (v) The business and operations of the Company and the Company Finance Subsidiaries have been conducted in compliance in all material respects with all applicable statutes and regulations regulating the business of consumer lending, including state usury laws, the Truth in Lending Act, the Real Estate Settlement Procedures Act, the Consumer Credit Protection Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Homeowners Ownership and Equity Protection Act, the Fair Debt Collections Act and other federal, state, local and foreign laws regulating lending ("Finance Laws"), and have complied in all material respects with all applicable collection practices in seeking payment under any loan or credit extension of such subsidiaries. In addition, there is no pending or, to the knowledge of the Company, threatened charge by any Governmental Entity that any of the Company Finance Subsidiaries has violated, nor any pending or, to the knowledge of the Company, threatened investigation by any Governmental Entity with respect to possible violations of, any applicable Finance Laws where such violations would, individually or in the aggregate, have a material adverse effect on the Company.

                  (vi) Except for filings with the SEC, which are the subject of Section 3.1(e)(i) and filings relating to insurance matters, which are the subject of Section 3.1(e)(ii), the Company and each of its subsidiaries have timely filed all regulatory reports, schedules, forms, registrations and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2000 with (A) any Governmental Entity, and have timely paid all taxes, fees and assessments due and payable in connection therewith, except where the failure to make such payments and filings individually or in the aggregate would not have a material adverse effect on the Company. There is no material unresolved violation or exception by any of such Governmental Entities with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries.

            (i) Absence of Changes in Benefit Plans. Section 3.1(i) of the Company Disclosure Schedule contains a true and complete list of (i) all severance and employment agreements of the Company with directors or executive officers or key employees, other than severance and employment agreements the remaining cash obligations under which do not exceed $2 million in the aggregate, (ii) all severance programs, policies and practices of each of the Company and each of its subsidiaries, and (iii) all plans, agreements or arrangements of the Company and each of its subsidiaries relating to its current or former employees, officers or directors which contain change in control provisions (all such agreements, programs, policies, practices, plans and arrangements being hereinafter referred to as "Company Benefit Arrangements"). For purposes of this Agreement, "Company Benefit Plan" shall mean each collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of the Company or any of its wholly owned subsidiaries, including but not limited to any Company Benefit Arrangements. Since January 1, 2000, there has not been any material change in any actuarial or other assumptions used to calculate funding obligations with respect to any Company pension plans or post-retirement benefit plans, or any change in the manner in which contributions to any Company pension plans or post-retirement benefit plans are made or in the basis on which such contributions are determined which, individually or in the aggregate, would result in a material increase of the Company's or its subsidiaries' liabilities thereunder.

            (j)  ERISA Compliance.

                  (i) With respect to Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on the Company under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

                  (ii) Except as any of the following either individually or in the aggregate would not have a material adverse effect on the Company, (x) neither the Company nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA and no condition exists that could reasonably be expected to present a risk to the Company or any ERISA Affiliate of the Company of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and (y) no Company Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

                  (iii) Section 3.1(j)(iii) of the Company Disclosure Schedule contains a true and complete list of each Company Benefit Plan that is subject to Title IV of ERISA and indicates each such plan that is a "multiemployer plan" within the meaning of Section 3
      (37) of ERISA.

                  (iv) Subject to Section 5.19, each Company Benefit Plan which is a welfare benefit plan as defined in Section 3(1) of ERISA (including any such plan covering former employees of the Company or any subsidiary of the Company) may be amended or terminated by the Surviving Corporation on or at any time after the Closing Date.

                  (v) As of the date of this Agreement, neither the Company nor any of its subsidiaries is a party to, or obligated under, any collective bargaining or other labor union contract or arrangement applicable to persons employed by the Company or any of its subsidiaries and no collective bargaining agreement or other labor union contract or arrangement is being negotiated by the Company or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on the Company. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice or other labor law violation in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no charge or complaint against the Company or any of its subsidiaries before the National Labor Relations Board or any comparable Governmental Entity pending or threatened in writing, except for any occurrence that individually or in the aggregate would not have a material adverse effect on the Company.

                  (vi) The Company has delivered to Parent (A) a list showing (1) the number of shares of restricted common stock outstanding under the Incentive Compensation Plan (the "ICP") the vesting of which is accelerated by, and (2) the number of shares subject to, and the exercise price of, each Company Stock Option the exercisability of which is accelerated as a result of, the entering into of this Agreement, the consummation of the transactions contemplated by this Agreement or any filing by the Company with the SEC in respect thereof, and (B) a good faith estimate of the amounts that may become payable under the Long Term Performance Plan (the "LTPP"), the Shareholder Interest Bonus Plan (the "SIB") and the employment agreements entered into by the Company which are scheduled pursuant to Section 3.1(i)(i) of the Company Disclosure Schedule (the "Employment Agreements") by virtue of entering into of this Agreement, the consummation of the transactions contemplated by this Agreement or any filing by the Company with the SEC in respect thereof. Neither the entering into of this Agreement, the consummation of the transactions contemplated by this Agreement or any filing by the Company with the SEC in respect thereof will, either alone or in combination with another event undertaken by the Company or any of its subsidiaries prior to the date hereof, (A) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement,
      (B) accelerate the time of payment, vesting, or lapse of restrictions of or increase the amount of compensation due, or result in a lapse of restrictions any such employee or officer or (C) constitute a "change in control" under any Company Benefit Plan except, in each case, pursuant to the LTPP, the SIB, the Excess Benefit Plan, the Supplemental Retirement Income Plan, the Supplemental Executive Welfare Plan and the Employment Agreements, previously disclosed to Parent.

            (k)  Taxes.

                  (i) Except as would not have a material adverse effect on the Company, (A) each of the Company and its subsidiaries has filed all tax returns and reports required to be filed by it and (B) all such tax returns and reports are complete and correct in all respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. The Company and each of its subsidiaries has paid (or the Company has paid on its behalf) all taxes (as defined herein) due and payable, except as would not have a material adverse effect on the Company, and the most recent financial statements contained in Company Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for. The federal income tax returns of the Company and each of its subsidiaries for tax years through 1986 have closed by virtue of the applicable statute of limitations.

                  (iii) Neither the Company nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                  (iv) As used in this Agreement, "taxes" shall include all
      (x) federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause
      (x) or (y).

            (l) Voting Requirements. The affirmative vote at the Company Stockholders Meeting (the "Company Stockholder Approval") of a majority of the number of outstanding shares of Company Common Stock to approve and adopt this Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger.

            (m) State Takeover Statutes. To the knowledge of the Company, no state takeover statute is applicable to the Merger or the other transactions contemplated hereby.

            (n) Accounting Matters. The Company has disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, the Company, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interests" accounting.

            (o) Brokers. Except for Goldman, Sachs & Co., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

            (p) Ownership of Parent Capital Stock. As of the date hereof, neither the Company nor, to its knowledge without independent investigation, any of its affiliates who are not directors or executive officers of the Company, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of Parent.

            (q) Intellectual Property. Except as would not have a material adverse effect on the Company, the Company and its subsidiaries own or have a valid license to use all trademarks, service marks, trade names, Internet domain names, copyrights, computer programs, software (whether in source code or object code form and documentation related thereto), databases, inventions, know-how and trade secrets (including any registrations or applications for registration of any of the foregoing) (collectively, the "Company Intellectual Property") necessary to carry on its business substantially as currently conducted and except as would not have a material adverse effect on the Company, the consummation of the Merger and the other transactions contemplated hereby will not result in the loss or impairment of any such rights. Neither the Company nor any such subsidiary has received any written notice of infringement of or conflict with, and, to the Company's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any Company Intellectual Property that, individually or in the aggregate, in either such case, would have a material adverse effect on the Company. Except as would not have a material adverse effect on the Company, the Company is not a party to or otherwise bound by any settlement agreement, court or administrative judgment or similar obligation that limits or restricts, or that upon the consummation of the Merger would limit or restrict, the Company's ownership or rights to use the Company Intellectual Property.

            (r) Certain Contracts. Except as set forth in the Company Filed SEC Documents or as permitted pursuant to Section 4.1(a), neither the Company nor any of its subsidiaries is a party to or bound by (i) any agreement relating to the incurring of indebtedness (including sale and leaseback and capitalized lease transactions and other similar financing transactions) providing for payment or repayment in excess of $250 million individually or $1 billion in the aggregate, other than such agreements relating to indebtedness incurred in the ordinary course of business, (ii) any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), or (iii) any non-competition agreement or any other agreement or obligation which purports to limit in any material respect the manner in which, or the localities in which, all or any substantial portion of the business of the Company and its subsidiaries, taken as a whole, is or would be conducted (the agreements, contracts and obligations specified in clauses (ii) and (iii) above, collectively the "Company Material Contracts").

            (s) Environmental Liability. Except as set forth in the Company Filed SEC Documents and except as would not have a material adverse effect on the Company, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or rededication activities or governmental investigations of any nature (collectively, "Environmental Claims") or any conditions or circumstances that could form the basis of any Environmental Claim seeking to impose on the Company or any of its subsidiaries, or that reasonably could be expected to result in the imposition on the Company or any of its subsidiaries of, any liability or obligation arising under applicable common law standards relating to pollution or protection of the environment, human health or safety, or under any local, state or federal environmental statute, regulation, ordinance, decree, judgment or order relating to pollution or protection of the environment, human health or safety including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (collectively, the "Environmental Laws"), pending or, to the knowledge of the Company, threatened, against the Company or any of its subsidiaries as a result of the transactions contemplated by this Agreement.

            (t) Opinion of Financial Advisor. The Company has received the opinion of Goldman, Sachs & Co., dated the date hereof, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the stockholders of the Company.

            (u)   Insurance Matters.

                  (i) To the extent required under Insurance Laws and except as would not have a material adverse effect on the Company, all policies, binders, slips, certificates, annuity contracts and participation agreements and other agreements of insurance (including all applications, supplements, endorsements, riders and ancillary agreements in connection therewith), whether individual or group, that are issued by the Company Insurance Subsidiaries (the "Company Insurance Contracts") and any and all marketing materials, are on forms approved by applicable insurance regulatory authorities or which have been filed and not objected to by such authorities within the period provided for objection, and such forms comply in all respects with the Insurance Laws applicable thereto and, as to premium rates established by the Company or any Company Insurance Subsidiary which are required to be filed with or approved, the premiums charged conform thereto in all respects, and such premiums comply in all material respects with the Insurance Laws applicable thereto.

                  (ii) All reinsurance and coinsurance treaties or agreements, including retrocessional agreements, to which any Company Insurance Subsidiary is a party or under which any Company Insurance Subsidiary has any existing rights, obligations or liabilities are in full force and effect, except for such treaties or agreements the failure to be in full force and effect of which would not, individually or in the aggregate, have a material adverse effect on the Company. Neither any Company Insurance Subsidiary, nor, to the knowledge of the Company, any other party to a reinsurance or coinsurance treaty or agreement to which any Company Insurance Subsidiary is a party, is in default in any material respect as to any provision thereof, and no such agreement contains any provision providing that the other party thereto may terminate such agreement, or reduce any reinsurance or retrocessional coverage of any Company Insurance Subsidiary thereunder, by reason of the transactions contemplated by this Agreement. Neither the Company nor any Company Insurance Subsidiary has received any notice to the effect that any other party to any such reinsurance and coinsurance treaty or agreement that is otherwise terminable prior to the expiration thereof, will be terminated by such party as a result of the transactions contemplated by this Agreement. Neither the Company nor any Company Insurance Subsidiary has received any notice to the effect that the financial condition of any other party to any such agreement is impaired with the result that a default thereunder or other failure to comply with the terms thereof may reasonably be anticipated, whether or not such default or non-compliance may be cured by the operation of any offset clause in such agreement. Each Company Insurer Subsidiary was entitled to take credit in its most recent Company SAP Statement for that portion of its ceded liabilities under each such reinsurance or coinsurance treaty as to which credit was taken in such Company SAP Statement. No insurer or reinsurer or group of affiliated insurers or reinsurers accounted for the direction to the Company Insurance Subsidiaries or the ceding by any Company Insurance Subsidiaries of insurance or reinsurance business in an aggregate amount equal to two percent or more of the consolidated gross premium income of the Company Insurance Subsidiaries for the year ended December 31, 1999.

                  (iii) Prior to the date hereof, the Company has delivered or made available to Parent a true and complete copy of any actuarial reports prepared by actuaries, independent or otherwise, with respect to any Company Insurance Subsidiary since December 31, 1997, and all attachments, addenda, supplements and modifications thereto (the "Company Actuarial Analyses"). The information and data furnished by the Company or any Company Insurance Subsidiary to its independent actuaries in connection with the preparation of the Company Actuarial Analyses were complete and accurate in all material respects. Furthermore, to the knowledge of the Company, each Company Actuarial Analysis was based upon an accurate inventory of policies in force for the Company Insurance Subsidiaries, as the case may be, at the relevant time of preparation, was prepared using appropriate modeling procedures accurately applied and in conformity with generally accepted actuarial standards consistently applied, and the projections contained therein were properly prepared in accordance with the assumptions stated therein.

                  (iv) Each material contract between a Company Insurance Subsidiary and a producer of business therefor ("Producer Agreements") is valid, binding and in full force and effect in accordance with its terms, and, to the knowledge of the Company, none of the parties thereto is in default with respect to any such Producer Agreement, other than for such failures to be valid, binding and in full force and effect or such defaults which would not, individually or in the aggregate, have a material adverse effect on the Company. To the knowledge of the Company, no party to any Producer Agreement has given notice to any Company Insurance Subsidiary that it intends to terminate or cancel any Producer Agreement as a result of the transactions contemplated by this Agreement. Since January 1, 1998, to the knowledge of the Company, at the time any Company Insurance Subsidiary paid commissions to any producer in connection with the sale of insurance or annuity contracts, each such producer was duly licensed if required under applicable Insurance Law in the particular jurisdiction in which such producer sold such insurance or annuity contracts for the Company Insurance Subsidiary, other than in immaterial respects.

            (v)  Liabilities and Reserves.

                  (i) All reserves and other liabilities established or reflected on the Company SAP Statements of each Company Insurance Subsidiary for insurance policy benefits, losses, claims and similar purposes were, as of the respective dates of such Company SAP Statements, were determined in all material respects in accordance with generally accepted actuarial standards and principles consistently applied, were fairly stated in all material respects in accordance with SAP and are based on actuarial assumptions that are in accordance with those called for by the provisions of the related insurance, annuity, reinsurance, coinsurance and other applicable agreements of the relevant Company Insurance Subsidiary. The admitted assets and risk based capital of each Company Insurance Subsidiary as determined under applicable Insurance Laws are in an amount at least equal to the minimum amounts required by applicable Insurance Laws.

                  (ii) Except for regular periodic assessments in the ordinary course of business or assessments based on developments which are publicly known within the insurance industry, to the knowledge of the Company, no claim or assessment is pending or threatened against any Company Insurance Subsidiary by any state insurance guaranty association in connection with such association's fund relating to insolvent insurers which if determined adversely, would, individually or in the aggregate, have a material adverse effect on the Company.

            (w) Ineligible Persons. To the knowledge of those individuals identified on Schedule 3.1(d), without independent investigation, neither the Company or any of its controlled affiliates, nor any "affiliated person" (as defined in the Investment Company Act of 1940, as amended (the "Investment Company Act")) of the Company or any of its controlled affiliates, is ineligible pursuant to Section 9(a) or 9(b) of the Investment Company Act to act as an investment advisor (or in any other capacity contemplated by the Investment Company Act) to a registered investment company. To the knowledge of those individuals identified on
Schedule 3.1(d), without independent investigation, neither the Company or any of its controlled affiliates nor, to the knowledge of the Company, any "person associated with an investment adviser" (as defined in the Investment Advisers Act) of the Company or any of its controlled affiliates, is ineligible pursuant to Section 203 of the Investment Advisers Act to act as an investment advisor or as an associated person to a registered investment adviser. To the knowledge of those individuals identified on Schedule 3.1(d), without independent investigation, neither the Company or any of its controlled affiliates, nor any "associated person of a broker or dealer" (as defined in the Exchange Act) of the Company or any of its controlled affiliates, is ineligible pursuant to Section 15(b) of the Exchange Act to act as a broker-dealer or as an associated person to a registered broker-dealer.

            (x) Rights Agreement. As of the date of this Agreement, the Company or the Board of Directors of the Company, as the case may be, has
(i) taken all necessary actions so that the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in a "Distribution Date" (as defined in the Rights Agreement) and (ii) amended the Rights Agreement to render it inapplicable to this Agreement and the transactions contemplated hereby.

            (y)  Derivative Transactions.

                  (i) All Derivative Transactions (as defined below) entered into by the Company or any of its subsidiaries were entered into in all material respects in accordance with applicable rules, regulations and policies of any regulatory authority, and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by the Company and its subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and, to the Company's knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

                  (ii) For purposes of this Section 3.1(y), "Derivative Transactions" means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

            SECTION 3.2 Representations and Warranties of Parent. Except
(i) as disclosed in the Parent Filed SEC Documents (as defined in Section 3.2(g)), (ii) with respect to matters to which the Company shall have given its consent pursuant to Section 4.1(b) or (iii) as set forth on the Disclosure Schedule delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken (regardless of whether such subsection refers to the Parent Disclosure Schedule), Parent represents and warrants to the Company as follows (it being understood that any matter set forth in the Parent Disclosure Schedule with reference to a particular subsection of this Agreement will be deemed to be set forth with reference to any other subsection of this Agreement so long as the relevance of such matter to any such other subsection is reasonably apparent):

            (a)  Organization, Standing and Corporate Power.

                  (i) Each of Parent and its significant subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted, except, as to subsidiaries, for those jurisdictions where the failure to be duly organized, validly existing and in good standing, individually or in the aggregate, would not have a material adverse effect on Parent. Each of Parent and its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing, individually or in the aggregate, would not have a material adverse effect on Parent.

                  (ii) Parent has delivered or provided to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to date.

            (b) Subsidiaries. Exhibit 21 to Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 includes all the significant subsidiaries of Parent as of the date of this Agreement. All the outstanding shares of capital stock of, or other equity interests in, each such significant subsidiary (i) have been validly issued and are fully paid and nonassessable; (ii) are owned directly or indirectly by Parent, free and clear of all Liens; and (iii) are free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests) that would prevent the operation by the Surviving Corporation of such significant subsidiary's business as currently conducted.

            (c) Capital Structure. The authorized capital stock of Parent consists of 10,000,000,000 shares of Parent Common Stock and 30,000,000 shares of preferred stock, par value $1.00 per share, of Parent ("Parent Authorized Preferred Stock"), of which 1,600,000 shares have been designated as 6.365% Cumulative Preferred Stock, Series F ("Parent Series F Preferred Stock"), 800,000 shares have been designated as 6.213% Cumulative Preferred Stock, Series G ("Parent Series G Preferred Stock"), 800,000 shares have been designated as 6.231% Cumulative Preferred Stock, Series H ("Parent Series H Preferred Stock"), 500,000 shares have been designated as 8.40% Cumulative Preferred Stock, Series K ("Parent Series K Preferred Stock"), 690,000 shares have been designated as 9.50% Cumulative Preferred Stock, Series L ("Parent Series L Preferred Stock"), 800,000 shares have been designated as 5.864% Cumulative Preferred Stock, Series M ("Parent Series M Preferred Stock"), 700,000 shares have been designated as Adjustable Rate Cumulative Preferred Stock, Series Q ("Parent Series Q Preferred Stock"), 400,000 shares have been designated as Adjustable Rate Cumulative Preferred Stock, Series R ("Parent Series R Preferred Stock"), 500,000 shares have been designated as 7 3/4% Cumulative Preferred Stock, Series U ("Parent Series U Preferred Stock"), 250,000 shares have been designated as Fixed/Adjustable Rate Cumulative Preferred Stock, Series V ("Parent Series V Preferred Stock"), 5,000 shares have been designated as Cumulative Adjustable Rate Preferred Stock, Series Y ("Parent Series Y Preferred Stock") and 987 shares have been designated as 5.321% Cumulative Preferred Stock, Series YY ("Parent Series YY Preferred Stock"). At the close of business on August 7, 2000 and adjusted to give effect to the four-for-three Parent Common Stock split paid on August 25, 2000: (i) 4,557,983,532 shares of Parent Common Stock were issued and outstanding;
(ii) 258,530,410 shares of Parent Common Stock were held by Parent in its treasury (iii) 59,582,808 shares of Parent Common Stock were held by subsidiaries of Parent; (iv) 1,600,000 shares of Parent Series F Preferred Stock were issued and outstanding (evidenced by 8,000,000 depositary shares, each of which represents a 1/5 interest in a share of Parent Series F Preferred Stock); (v) 800,000 shares of Parent Series G Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/5 interest in a share of Parent Series G Preferred Stock); (vi) 800,000 shares of Parent Series H Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/5 interest in a share of Parent Series H Preferred Stock);
(vii) 500,000 shares of Parent Series K Preferred Stock were issued and outstanding (evidenced by 10,000,000 depositary shares, each of which represents a 1/20 interest in a share of Parent Series K Preferred Stock);
(viii) no shares of Parent Series L Preferred Stock were issued and outstanding; (ix) 800,000 shares of Parent Series M Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/5 interest in a share of Parent Series M Preferred Stock); (x) 700,000 shares of Parent Series Q Preferred Stock were issued and outstanding (evidenced by 7,000,000 depositary shares, each of which represents a 1/10 interest in a share of Parent Series Q Preferred Stock);
(xi) 400,000 shares of Parent Series R Preferred Stock were issued and outstanding (evidenced by 4,000,000 depositary shares, each of which represents a 1/10 interest in a share of Parent Series R Preferred Stock);
(xii) 500,000 shares of Parent Series U Preferred Stock were issued and outstanding (evidenced by 5,000,000 depositary shares, each of which represents a 1/10 interest in a share of Parent Series U Preferred Stock);
(xiii) 250,000 shares of Parent Series V Preferred Stock were issued and outstanding (evidenced by 2,500,000 depositary shares, each of which represents a 1/10 interest in a share of Parent Series V Preferred Stock);
(xiv) 5,000 shares of Parent Series Y Preferred Stock were issued and outstanding; (xv) 987 shares of Parent Series YY Preferred Stock were issued and outstanding; (xvi) approximately 867 million shares of Parent Common Stock were reserved for issuance pursuant to the stock-based plans identified in Section 3.4(c) of the Parent Disclosure Schedule (such plans, collectively, the "Parent Stock Plans"), of which approximately 393.5 million shares are subject to outstanding employee stock options or other rights to purchase or receive Parent Common Stock granted under the Parent Stock Plans (collectively, "Parent Employee Stock Options"); (xvii) 1,116,701 shares of Parent Common Stock are reserved for issuance pursuant to convertible securities; and (xviii) other than as set forth above, no other shares of Parent Authorized Preferred Stock have been designated or issued. All outstanding shares of capital stock of Parent are, and all shares thereof which may be issued pursuant to this Agreement or otherwise will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth in this Section 3.2(c) and except for changes since August 7, 2000 resulting from the issuance of shares of Parent Common Stock pursuant to the Parent Stock Plans, Parent Employee Stock Options or Parent Convertible Securities and other rights referred to in this Section 3.2(c), as of the date hereof,
(x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of Parent, (B) any securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or voting securities of Parent, (C) any warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of Parent or other ownership interests of Parent, and (y) there are no outstanding obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. As of the date hereof, there are no outstanding (A) securities of Parent or any Parent subsidiary convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or other ownership interests in any Parent subsidiary,
(B) warrants, calls, options or other rights to acquire from Parent or any Parent subsidiary, and any obligation of Parent or any Parent subsidiary to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, voting securities or ownership interests in, any Parent subsidiary or (C) obligations of Parent or any Parent subsidiary to repurchase, redeem or otherwise acquire any such outstanding securities of Parent subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. To Parent's knowledge, neither Parent nor any Parent subsidiary is a party to any agreement restricting the transfer of, relating to the voting of, requiring registration of, or granting any preemptive or, except as provided by the terms of Parent Stock Plans, Parent Employee Stock Options and Parent Convertible Securities, antidilutive rights with respect to, any securities of the type referred to in the two preceding sentences.

            (d) Authority; Noncontravention. Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and the consummation by Parent of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of Parent, (ii) the certificate of incorporation or by-laws of the comparable organizational documents of any of its significant subsidiaries, (iii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to Parent or any of its subsidiaries or their respective properties or assets or (iv) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii), (iii) and (iv), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on Parent or (y) reasonably be expected to impair or delay the ability of Parent to perform its obligations under this Agreement. To the knowledge of Parent, no consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any of its subsidiaries in connection with the execution and delivery of this Agreement by Parent or the consummation by Parent of the transactions contemplated by this Agreement, except for (1) the filing of a pre-merger notification and report form by Parent under the HSR Act; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of Delaware and such filings with Governmental Entities to satisfy the applicable requirements of the laws of states in which Parent and its subsidiaries are qualified or licensed to do business or state securities or "blue sky" laws; (4) such filings with and consents and approvals of the Commissioners of Insurance or similar regulatory authorities having jurisdiction over the insurance business, (5) such filings with and approvals of the NYSE and the Pacific Stock Exchange (the "PSE") to permit the shares of Parent Common Stock to be issued in the Merger and under the Company Stock Plan to be listed on the NYSE and PSE; (6) filings in respect of, and approvals and authorizations of, any Governmental Entity having jurisdiction over the consumer lending, banking, insurance or other financial services businesses; and (7) such consents, approvals, orders or authorizations the failure of which to be made or obtained, individually or in the aggregate, would not (x) have a material adverse effect on Parent or (y) reasonably be expected to materially impair or delay the ability of Parent to perform its obligations under this Agreement.

            (e) SEC Documents; Undisclosed Liabilities. Since January 1, 1997, Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed (as amended and restated and as supplemented by subsequently filed Parent SEC Documents) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature which, individually or in the aggregate, would have a material adverse effect on Parent.

            (f) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

            (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby or as disclosed in any Parent SEC Document filed and publicly available prior to the date hereof (as amended to the date hereof, the "Parent Filed SEC Documents"), and except as permitted by Section 4.1(b), since January 1, 2000, Parent and its subsidiaries have conducted their business only in the ordinary course, and there has not been (i) any material adverse change in Parent, including, but not limited to, any material adverse change arising from or relating to fraudulent or unauthorized activity, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock, other than regular quarterly cash dividends on the Parent Common Stock and dividends payable on Parent's preferred stock in accordance with their terms, (iii) as of the date hereof, any split, combination or reclassification of any of Parent's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent's capital stock, except for issuances of Parent Common Stock upon exercise of Parent Employee Stock Options, upon conversion of Parent Convertible Securities or in accordance with the terms of the Parent Stock Plans, (iv) as of the date hereof, except insofar as may have been disclosed in Parent Filed SEC Documents or required by a change in GAAP, any change in accounting methods, principles or practices by Parent materially affecting its assets, liabilities or business or (v) as of the date hereof, any tax election by Parent or its subsidiaries or any settlement or compromise of any income tax liability by Parent or its subsidiaries except as would not be required to be disclosed in the Parent SEC Documents.

            (h)  Compliance with Applicable Laws; Litigation.

                  (i) Parent, its subsidiaries and employees hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of Parent and its subsidiaries (the "Parent Permits"), except where the failure to have any such Parent Permits individually or in the aggregate would not have a material adverse effect on Parent. Parent and its subsidiaries are in compliance in all respects with the terms of the Parent Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on Parent. As of the date of this Agreement, except as disclosed in Parent Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity and no suit, action, proceeding or arbitration by any person or Governmental Entity, in each case with respect to Parent or any of its subsidiaries or any of their respective properties, is pending or, to the knowledge of Parent, threatened, other than, in each case, those the outcome of which, individually or in the aggregate, would not (i) have a material adverse effect on Parent or (ii) reasonably be expected to impair the ability of Parent to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

                  (ii) Except as otherwise applicable to similarly situated companies generally, neither Parent nor any of its subsidiaries is subject to any outstanding order, injunction or decree or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or, except as would not have a material adverse effect on Parent, is subject to any order or directive by, or is a recipient of any supervisory letter from or has adopted any resolutions at the request of any Governmental Entity that restricts in any material respect the conduct of its business or, except as would not have a material adverse effect on Parent, that in any manner relates to its capital adequacy, its policies, its management or its business (each, a "Parent Regulatory Agreement"), nor has Parent or any of its subsidiaries or affiliates (A) been advised since January 1, 2000 by any Governmental Entity that it is considering issuing or requesting any such Parent Regulatory Agreement or (B) have knowledge of any pending or threatened regulatory investigation.

            (i) Absence of Changes in Benefit Plans. For purposes of this Agreement, "Parent Benefit Plan" shall mean each collective bargaining agreement, employment agreement, consulting agreement, severance agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former employee, officer or director of Parent or any of its wholly owned subsidiaries. Since January 1, 2000, there has not been any material change in any actuarial or other assumptions used to calculate funding obligations with respect to any Parent pension plans or post-retirement benefit plans, or any change in the manner in which contributions to any Parent pension plans or post-retirement benefit plans are made or in the basis on which such contributions are determined which, individually or in the aggregate, would result in a material increase of Parent's or its subsidiaries' liabilities thereunder.

            (j)  ERISA Compliance.

                  (i) With respect to Parent Benefit Plans, no event has occurred and there exists no condition or set of circumstances, in connection with which Parent or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on Parent under ERISA, the Code or any other applicable law.

                  (ii) Except as any of the following either individually or in the aggregate would not have a material adverse effect on Parent, (x) neither Parent nor any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with Parent would be deemed to be a "single employer" within the meaning of Section 4001(b) of ERISA, has incurred any unsatisfied liability under Title IV of ERISA in connection with any Parent Benefit Plan and no condition exists that could reasonably be expected to present a risk to Parent or any ERISA Affiliate of Parent of incurring any such liability (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), and (y) no Parent Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived.

                  (iii) Section 3.2(j)(iii) of the Parent Disclosure Schedule contains a true and complete list of each Parent Benefit Plan that is subject to Title IV of ERISA and indicates each such plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA.

            (k) Taxes. (i) Except as would not have a material adverse effect on Parent, (A) each of Parent and its subsidiaries has filed all tax returns and reports required to be filed by it and (B) all such tax returns and reports are complete and correct in all respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired. Parent and each of its subsidiaries has paid (or Parent has paid on its behalf) all taxes due and payable, except as would not have a material adverse effect on Parent, and the most recent financial statements contained in the Parent Filed SEC Documents reflect an adequate reserve in accordance with GAAP for all taxes payable by Parent and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

                  (ii) No material deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that are not adequately reserved for. The federal income tax returns of Parent and each of its subsidiaries for tax years identified in Section 3.2(k)(ii) of the Parent Disclosure Schedule have closed by virtue of the applicable statute of limitations.

                  (iii) Neither Parent nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (l) Accounting Matters. Parent has disclosed to its independent public accountants all actions taken by it or its subsidiaries that would impact the accounting of the business combination to be effected by the Merger as a pooling of interests. As of the date hereof, Parent, based on advice from its independent public accountants, believes that the Merger will qualify for "pooling of interest" accounting.

            (m) Brokers. Except for Salomon Smith Barney Inc., no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

            (n) Ownership of Company Capital Stock. Except for shares owned by Parent Benefit Plans or shares held or managed for the account of another person or as to which Parent is required to act as a fiduciary or in a similar capacity or as otherwise disclosed in the Parent SEC Documents, as of the date hereof, neither Parent nor, to its knowledge without independent investigation, any of its affiliates who are not directors or executive officers of Parent, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or
(ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of the Company, other, in each case, than the shares of the Company's capital stock held directly or indirectly, in trust accounts, managed accounts or the like or held for the account of another person.

            (o) Voting Requirements. Assuming the accuracy of the Company's representation and warranty contained in Section 3.1(c), no vote of the holders of Parent Common Stock or Parent's preferred stock is necessary to authorize the issuance of Parent Common Stock pursuant to the Merger or otherwise in connection with the transactions contemplated by this Agreement, including the stock exchange listings contemplated by Section 5.11.

            (p) Environmental Liability. Except as set forth in the Parent Filed SEC Documents and except as would not have a material adverse effect on Parent, there are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, private environmental investigations or rededication activities or governmental investigations of any nature seeking to impose on Parent or any of its subsidiaries, or that reasonably could be expected to result in the imposition on Parent or any of its subsidiaries of, any liability or obligation arising under applicable Environmental Laws, pending or, to the knowledge of Parent, threatened, against Parent or any of its subsidiaries.


                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

            SECTION 4.1 Conduct of Business. (a) Conduct of Business by the Company. Except as set forth in Section 4.1(a) of the Company Disclosure Schedule, except as otherwise expressly contemplated by this Agreement or except as consented to by Parent in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use all reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, senior officers of Parent and the Company shall meet on a regular basis to review the financial and operational affairs of the Company and its subsidiaries. Such review shall be conducted in accordance with applicable law and shall not cover current or future pricing of specific products, marketing or strategic plans, specific breakdowns of sales by customers, or plans to introduce new competitive products and shall in no event be deemed to constitute control of the Company by Parent. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its subsidiaries to:

                  (i) other than dividends and distributions by a direct or indirect wholly owned subsidiary of the Company to its parent, or by a subsidiary that is partially owned by the Company or any of its subsidiaries, provided that the Company or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, make any other distributions in respect of, or enter into any agreement with respect to the voting of, any of its capital stock (except for regular quarterly cash dividends on the Company Common Stock), (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except upon the exercise of Company Stock Options that are, in each case, outstanding as of the date hereof in accordance with their present terms, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                  (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Company Common Stock upon the exercise of Company Stock Options that are, in each case, outstanding as of the date hereof in accordance with their present terms);

                  (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                  (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any person, other than acquisitions in the ordinary course of finance receivables in an aggregate principal amount not to exceed $2.5 billion and other than acquisitions (not of the type contemplated above) in the ordinary course with a value not to exceed $25 million; provided any such acquisitions shall be for cash consideration;

                  (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets that is material in relation to the Company and its subsidiaries taken as a whole (including securitizations), other than in the ordinary course of business so long as Parent's prior written approval, which shall not be unreasonably withheld or delayed, is obtained;

                  (vi) except for borrowings under existing credit facilities or lines of credit or refinancing of indebtedness outstanding on the date hereof, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for the obligations of any person, or make any loans, advances or capital contributions to, or investments in, any person other than its wholly owned subsidiaries, except in the ordinary course of business consistent with past practice or except as attributable to the execution of this Agreement and the transactions contemplated hereby;

                  (vii) other than changes which are not known to the Chief Financial Officer of the Company and are not significant and are in the ordinary course of business consistent with past practices, change its accounting methods (or underlying assumptions), principles or practices affecting its assets, liabilities or business, including without limitation, any reserving, renewal or residual method, practice or policy, in each case, in effect at December 31, 1999, except as required by changes in GAAP or SAP, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of the federal income tax returns of the Company for the taxable year ending December 31, 1999, except as required by changes in law or regulation;

                  (viii) change in any material respects its investment or risk management or other similar policies of the Company or any of its subsidiaries (other than the Company Insurance Subsidiaries, the conduct of which is addressed in subsection (ix) below);

                  (ix) change in any material respects its actuarial, reserving, investment or risk management or other similar policies of the Company Insurance Subsidiaries;

                  (x) create, renew or amend any agreement or contract or other binding obligation of the Company or its subsidiaries containing (A) any restriction on the ability of the Company or its subsidiaries to conduct its business as it is presently being conducted or (B) any restriction on the Company or its subsidiaries engaging in any type or activity or business;

                  (xi) (A) grant to any current or former director, executive officer or other key employee of the Company or its subsidiaries any increase in compensation, bonus or other benefits, except for increases in the ordinary course of business (including, without limitation, for new hires in the ordinary course of business), (B) grant to any such current or former director, executive officer or other key employee of the Company any increase in severance or termination pay, (C) enter into, or amend, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or key employee, (D) grant to any employees of the Company or its subsidiaries any award under the LTPP and/or the SIB with a performance period that commences on or after January 1, 2001;

                  (xii) except pursuant to agreements or arrangements in effect on the date hereof and previously provided to Parent, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or the immediate family members or associates of any of its officers or directors other than compensation in the ordinary course of business consistent with past practice;

                  (xiii) make any material tax elections (unless required by applicable law or made in the ordinary course of business consistent with past practices);

                  (xiv) agree or consent to any material agreements or material modifications of existing agreements with any Governmental Entity in respect of the operations of its business, except (i) as required by law to renew Permits or agreements in the ordinary course consistent with past practice, or (ii) to effect the consummation of the transactions contemplated hereby;

                  (xv) pay, discharge, settle, compromise or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), including taking any action to settle or compromise any litigation, in each case, material to the Company and its subsidiaries taken as a whole, other than the payment, discharge, settlement, compromise or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company Filed SEC Documents filed prior to the date hereof, or incurred since June 30, 2000 in the ordinary course of business consistent with past practice; or

                  (xvi) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.1(a) (other than clause (iii)) shall not apply to any transaction between the Company and any wholly owned subsidiary or between any wholly owned subsidiaries of the Company. Prior to the Closing, the Company shall terminate any and all repurchase programs and plans conducted by the Company for Company Common Stock.

            (b) Conduct of Business by Parent. Except as set forth in
Section 4.1(b) of the Parent Disclosure Schedule, except as otherwise expressly contemplated by this Section 4.1(b) or otherwise expressly contemplated by this Agreement or except as consented to by the Company in writing, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, Parent shall, and shall cause its subsidiaries to carry on their respective businesses in compliance in all material respects with all applicable laws and regulations and use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, Parent shall not, and shall not permit any of its subsidiaries to:

                  (i) other than pursuant to Adjustment Events and other than dividends and distributions by a direct or indirect wholly owned subsidiary of Parent to its parent, or by a subsidiary that is partially owned by Parent or any of its subsidiaries, provided that Parent or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on or make any other distributions in respect of any of its capital stock (except (A) for regular quarterly cash dividends (which may be increased by Parent in amounts generally consistent with past practice) on the Parent Common Stock and (B) for regular quarterly cash dividends on the Parent Authorized Preferred Stock) or (y) other than pursuant to an Adjustment Event, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its capital stock, except in connection with the exercise of shares subject to employee and non-employee director stock options;

                  (ii) except as contemplated hereby, amend its certificate of incorporation (other than in connection with the issuance of a new class or series of Parent Authorized Preferred Stock); provided, however, that this Section 4.1(b)(ii) shall not apply to Parent's subsidiaries;

                  (iii) enter into any agreement to acquire all or substantially all of the capital stock or assets of any other person or business unless such transaction would not reasonably be expected to materially delay or impede the consummation of the Merger; or

                  (iv) authorize, or commit or agree to take, any of the foregoing actions;

provided that the limitations set forth in this Section 4.1(b) shall not apply to any transaction between Parent and any wholly owned subsidiary or between any wholly owned subsidiaries of Parent.

            (c) Other Actions. Except as required by law, the Company and Parent shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time, or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

            (d) Advice of Changes. Except to the extent prohibited by applicable law or regulation, the Company and Parent shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, could reasonably be expected to have a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

            SECTION 4.2 No Solicitation by the Company. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its or any of its subsidiaries' directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Company Takeover Proposal; provided, however, that the Company and its Board of Directors, in response to any bona fide Company Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this Section 4.2(a), and subject to providing prior written notice of its decision to take such action to Parent as contemplated herein and in compliance with this Section 4.2(a) and Section 4.2(c), shall be permitted to:

            (A) effect a Change in the Company Recommendation (as defined below), or

            (B) furnish information with respect to the Company and its subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company based upon the advice of its outside counsel) and participate in discussions or negotiations regarding such Company Takeover Proposal, if and only to the extent that (i) the Company's Stockholders Meeting shall not have occurred, (ii) the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law and (iii) (x) in the case of clause (A) only, the Company's Board of Directors concludes in good faith that such Company Takeover Proposal constitutes a Company Superior Proposal, provided that at least three business days prior to making such conclusion, the Company's Board of Directors provides Parent written notice advising Parent that the Company's Board of Directors is prepared to conclude that such Company Takeover Proposal constitutes a Superior Proposal and during such three business day period the Company and its advisors shall have negotiated in good faith with Parent to make adjustments in the terms and conditions of this Agreement such that such Company Takeover Proposal would no longer constitute a Company Superior Proposal and (y) in the case of clause (B) only, the Company's Board of Directors concludes in good faith that such Company Takeover Proposal is reasonably likely to result in a Company Superior Proposal. The Company, its subsidiaries and their representatives immediately shall cease and cause to be terminated any existing activities, discussions or negotiations with any parties with respect to any Company Takeover Proposal.

            For purposes of this Agreement, "Company Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 30% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or 30% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 30% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Company subsidiary whose business constitutes 30% or more of the net revenues, net income or assets of the Company and its subsidiaries, taken as a whole), other than the transactions contemplated by this Agreement. For purposes of this Agreement, a "Company Superior Proposal" means any proposal made by a third party (I) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company and (II) which is otherwise on terms which the Board of Directors of the Company determines in its good faith judgment (after consultation with (i) either Goldman, Sachs & Co. or another nationally recognized investment banking firm and (ii) outside counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that the proposal, (i) if consummated would result in a transaction that is more favorable to the Company's stockholders from a financial point of view than the Merger and (ii) is reasonably capable of being completed, including to the extent required, financing which is then committed or which, in the good faith judgment of the Board of Directors of the Company, is reasonably capable of being obtained by such third party.

            (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent, the approval of the Agreement, the Merger and the other transaction contemplated hereby or the Company Recommendation (as defined in Section 5.1(b)) or take any action or make any statement in connection with the Company Stockholders Meeting inconsistent with such approval or Company Recommendation (collectively, a "Change in the Company Recommendation"), (ii) approve or recommend, or propose publicly to approve or recommend, any Company Takeover Proposal, or
(iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include any approval or recommendation (or public proposal to approve or recommend), by the Company Board of a Company Takeover Proposal, or any failure by the Company Board to recommend against a Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company, to the extent that it determines in good faith, after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Company's stockholders under applicable law, may terminate this Agreement solely in order to concurrently enter into a Company Acquisition Agreement with respect to any Company Superior Proposal, but only at a time that is after the third business day following Parent's receipt of written notice advising Parent that the Board of Directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal and identifying the person making such Company Superior Proposal, all of which information will be kept confidential by Parent in accordance with the terms of the Confidentiality Agreement.

            (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.2, the Company shall immediately advise Parent orally and in writing of any request for information or of any Company Takeover Proposal, the material terms and conditions of such request or Company Takeover Proposal and the identity of the person making such request or Company Takeover Proposal. The Company will keep Parent reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal, including without limitation informing Parent upon delivery of information in response to any such request for information.

            (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure (and such disclosure shall not be deemed to be a Change in the Company Recommendation unless it is an explicit Change in the Company Recommendation) if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, any such disclosure relating to a Company Takeover Proposal shall be deemed to be a Change in the Company Recommendation unless the Board of Directors of the Company reaffirms the Company Recommendation in such disclosure.


                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

            SECTION 5.1 Preparation of the Form S-4 and the Proxy Statement; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Parent shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all best efforts to cause the Proxy Statement to be mailed to the holders of Company Common Stock as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state or foreign securities laws in connection with the issuance of the Parent Common Stock in the Merger and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Proxy Statement will be made by Parent or the Company without providing the other with the opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

            (b) The Company shall, as promptly as practicable after the Form S-4 is declared effective under the Securities Act, duly call, give notice of, convene and hold a meeting of its stockholders (the "Company Stockholders Meeting") in accordance with the DGCL for the purpose of obtaining the Company Stockholder Approval and, subject to Section 4.2, the Board of Directors of the Company shall recommend to the Company's stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (the "Company Recommendation"). Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to the first sentence of this Section 5.1(b) shall not be affected by the commencement, public proposal, public disclosure or communication to the Company of any Company Takeover Proposal. Notwithstanding any Change in the Company Recommendation, this Agreement and the Merger shall be submitted to the stockholders of the Company at the Company's Stockholders Meeting for the purpose of approving the Agreement and the Merger and nothing contained herein shall be deemed to relieve the Company of such obligation.

            SECTION 5.2 Letters of the Company's Accountants. (a) The Company shall use all commercially reasonable efforts to cause to be delivered to Parent two letters from the Company's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

            (b) The Company shall use all commercially reasonable efforts to cause to be delivered to Parent and Parent's independent accountants two letters (the "Company Pooling Letters") from the Company's independent accountants addressed to the Company, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agr ement.

              SECTION 5.3 Letters of Parent's Accountants. (a) Parent shall use all commercially reasonable efforts to cause to be delivered to the Company two letters from Parent's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S- 4.

            (b) Parent shall use all commercially reasonable efforts to cause to be delivered to the Company and the Company's independent accountants two letters (the "Parent Pooling Letters") from Parent's independent accountants addressed to Parent, one dated as of the date the Form S-4 is declared effective and one dated as of the Closing Date, in each case stating that accounting for the Merger as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations is appropriate if the Merger is closed and consummated as contemplated by this Agreement.

            SECTION 5.4 Access to Information; Confidentiality. Subject to the Confidentiality Agreement, dated August 31, 2000, between Parent and the Company (the "Confidentiality Agreement"), and subject to the restrictions contained in confidentiality agreements to which such party is subject (which such party will use its reasonable best efforts to have waived) and applicable law, each of the Company and Parent shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of the Company and Parent shall, and shall cause each of their respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. In addition, the Company will deliver, or cause to be delivered, to Parent the internal or external reports reasonably required by Parent promptly after such reports are made available to the Company's personnel. No review pursuant to this Section 5.4 shall affect any representation or warranty given by either party hereto to the other party. Each of the Company and Parent will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

            SECTION 5.5 Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. Nothing set forth in this Section 5.5(a) will limit or affect actions permitted to be taken pursuant to Section 4.2.

            (b) In connection with and without limiting the foregoing, the Company and Parent shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement or the Merger or any of the other transactions contemplated hereby or thereby and (ii) if any state takeover statute or similar statute or regulation becomes applicable to this Agreement or the Merger or any other transaction contemplated hereby or thereby, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

            (c) Each of the Company and Parent shall cooperate with each other in obtaining opinions of Simpson Thacher & Bartlett, counsel to the Company, and Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, dated as of the Effective Time, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. In connection therewith, each of Parent and the Company shall deliver to Simpson Thacher & Bartlett and Skadden, Arps, Slate, Meagher & Flom LLP customary representation letters substantially in the form set forth in
Schedule 5.5(c) (the representation letters referred to in this sentence are collectively referred to as the "Tax Certificates").

            (d) The Company shall use its best efforts to assist Parent and certain of its subsidiaries that are subject to the reporting requirements of the Exchange Act (the "Reporting Subs") in the preparation and filing, on the earliest practicable date after the date of this Agreement, of Current Reports on Form 8-K for each of Parent and the Reporting Subs containing the information required by Item 512(a)(1)(ii) of Regulation S-K of the SEC, including the historical financial statements of the Company required by Rule 3-05 of Regulation S-X of the SEC and the pro forma financial information with respect to the business combination contemplated by this Agreement required by Article 11 of Regulation S-X of the SEC, and the Company shall take all other action necessary to allow Parent and the Reporting Subs to issue and sell securities on a continuous or delayed basis in one or more public offerings registered under the Securities Act.

            SECTION 5.6 Employee Stock Options, Incentive and Benefit Plans. (a) As of the Effective Time, (i) each outstanding Company Stock Option shall be converted into an option (an "Adjusted Option") to purchase the number of shares of Parent Common Stock (rounded to the nearest whole number of shares of Parent Common Stock) equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, at an exercise price per share (rounded to the nearest whole cent) equal to the exercise price for each such share of Company Common Stock subject to such option divided by the Exchange Ratio, and all references in each such option to the Company shall be deemed to refer to Parent, where appropriate; provided, however, that the adjustments provided in this clause (i) with respect to any options which are "incentive stock options" (as defined in Section 422 of the Code) or which are described in Section 423 of the Code, shall be effected in a manner consistent with the requirements of Section 424(a) of the Code, and (ii) Parent shall assume the obligations of the Company under the Company Stock Plan. The other terms of each such option, and the plans under which they were issued, shall continue to apply in accordance with their terms.

            (b) As of the Effective Time, (i) each outstanding Company Award other than Company Stock Options (including restricted stock, stock appreciation rights, deferred stock, phantom stock, stock equivalents and stock units) (each a "Company Award") under the Company Stock Plan shall be converted into the same instrument of Parent, in each case with such adjustments (and no other adjustments) to the terms of such Company Awards as are necessary to preserve the value inherent in such Company Awards with no detrimental or beneficial effects on the holder thereof and (ii) Parent shall assume the obligations of the Company under the Company Awards. The other terms of each such Company Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms.

            (c) The Company and Parent agree that the Company Stock Plan and Parent Stock Plans shall be amended, to the extent necessary, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of Company Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrangements into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement.

            (d) Parent shall (i) reserve for issuance the number of shares of Parent Common Stock that will become subject to the benefit plans, programs and arrangements referred to in this Section 5.6 and (ii) issue or cause to be issued the appropriate number of shares of Parent Common Stock pursuant to applicable plans, programs and arrangements, upon the exercise or maturation of rights existing thereunder on the Effective Time or thereafter granted or awarded. No later than the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or other appropriate form) registering a number of shares of Parent Common Stock necessary to fulfill Parent's obligations under this Section 5.6. Such registration statement shall be kept effective (and the current status of the prospectus required thereby shall be maintained) for at least as long as Adjusted Options or Company Awards remain outstanding.

            (e) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options and Company Awards appropriate notices setting forth such holders' rights pursuant to the Company Stock Plan and the agreements evidencing the grants of such Company Stock Options and Company Awards and that such Company Stock Options and Company Awards and the related agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.6 after giving effect to the Merger).

            (f) Following the Effective Time, the Surviving Corporation shall comply with the Company's obligations under Company Benefit Plans and similar arrangements existing on the date hereof and disclosed to Parent; provided, however, that the foregoing shall not prevent the Surviving Corporation from amending or terminating any Company Benefit Plan or similar arrangement in accordance with its terms.

            SECTION 5.7 Indemnification, Exculpation and Insurance. (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) and any indemnification agreements or arrangements of the Company shall survive the Merger and shall continue in full force and effect in accordance with their terms. The Surviving Corporation shall pay any expenses of any indemnified person under this Section 5.7 in advance of the final disposition of any action, proceeding or claim relating to any such act or omission to the fullest extent permitted under the DGCL upon receipt from the applicable indemnified person to whom advances are to be advanced of any undertaking to repay such advances required under the DGCL. The Surviving Corporation shall cooperate in the defense of any such matter. In addition, from and after the Effective Time, directors or officers of the Company who become directors or officers of the Surviving Corporation or its affiliates will be entitled to the same indemnity rights and protections as are afforded to other directors and officers of the Surviving Corporation.

            (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Corporation will assume the obligations thereof set forth in this Section 5.7.

            (c) The provisions of this Section 5.7 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

            (d) For six years after the Effective Time, the Surviving Corporation shall maintain in effect the Company's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable to the Company's directors and officers currently covered by such insurance than those of such policy in effect on the date hereof; provided that the Surviving Corporation may substitute therefor policies of Parent or its subsidiaries containing terms with respect to coverage and amount no less favorable to such directors or officers; provided, further, that in no event shall the Surviving Corporation be required to pay aggregate premiums for insurance under this Section 5.7(d) in excess of 200% of the aggregate premiums paid by the Company in 2000 on an annualized basis for such purpose.

            SECTION 5.8 Fees and Expenses. (a) Except as provided in this
Section 5.8, all fees and expenses incurred in connection with the Merger, this Agreement, and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

            (b) (i) In the event that this Agreement is terminated by Parent pursuant to Section 7.1(c), then, promptly, but in no event later than two business days after such termination, the Company shall pay Parent a fee equal to $400 million by wire transfer of same day funds.

                  (ii) In the event that (A) a Pre-Termination Takeover Proposal Event (as defined below) shall occur after the date of this Agreement and thereafter this Agreement is terminated by either Parent or the Company pursuant to Section 7.1(b)(i) or 7.1(b)(ii) and
      (B) prior to the date that is 18 months after the date of such termination the Company enters into a Company Acquisition Agreement, then the Company shall promptly, but in no event later than two business days after the date such Company Acquisition Agreement is entered into, pay Parent a fee equal to $400 million by wire transfer of same day funds.

                  (iii) In the event that this Agreement is terminated by the Company pursuant to Section 7.1(d), then concurrently with such termination, the Company shall pay to Parent a fee equal to $400 million by wire transfer of same day funds.

                  (iv) In the event that (A) a Pre-Termination Takeover Proposal Event shall occur after the date of this Agreement, (B) the Company Board of Directors has effected a Change in the Company Recommendation, and (C) this Agreement is terminated by either Parent or Company for any reason provided for under Section 7.1, then, promptly, but in no event later than two business days after such termination, the Company shall pay Parent a fee equal to $400 million by wire transfer of same day funds.

                  (v) In no event shall the Company be required to pay more than $400 million pursuant to this Section 5.8.

                  (vi) For purposes of this Section 5.8(b), a "Pre-Termination Takeover Proposal Event" shall be deemed to occur if a Company Takeover Proposal shall have been made known to the Company or any of its subsidiaries or has been made directly to its stockholders generally or any person shall have publicly announced an intention (whether or not conditional) to make a Company Takeover Proposal. The Company acknowledges that the agreements contained in this Section 5.8(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 5.8(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 5.8(b), the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the rate on six-month U.S. Treasury obligations plus 300 basis points in effect on the date such payment was required to be made.

            SECTION 5.9 Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with and use reasonable efforts to agree on, any press release or other public statements and any internal communications with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

            SECTION 5.10 Affiliates. (a) To the extent practicable, concurrently with the execution of this Agreement (or to the extent not practicable, as soon as practicable and in any event within 10 business days after the date hereof), the Company shall deliver to Parent a written agreement substantially in the form attached as Exhibit 5.10(a) hereto of all of the persons who are "affiliates" of the Company for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations; all of such affiliates, who are affiliates as of the date of this Agreement, are identified in Section 5.10 of the Company Disclosure Schedule. Section
5.10 of the Company Disclosure Schedule shall be updated by the Company as necessary to reflect changes from the date hereof and the Company shall use best efforts to cause each person added to such schedule after the date hereof to deliver a similar agreement. Parent shall cause all persons who are affiliates of Parent for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit 5.10(a) hereto.

            (b) The Surviving Corporation shall publish combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135 no later than 30 days after the end of the first fiscal quarter ending after the Closing in which there was at least 30 days of post-Merger combined operations. This Section 5.10(b) is intended to be for the benefit of affiliates of the Company.

            SECTION 5.11 Stock Exchange Listing. Parent shall use best efforts to cause the Parent Common Stock issuable (i) under Article II or
(ii) upon exercise of the Adjusted Options pursuant to Section 5.6 to be approved for issuance on the NYSE and the PSE, in each case subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

            SECTION 5.12 Stockholder Litigation. Each of the Company and Parent shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

            SECTION 5.13 Tax Treatment. Each of Parent and the Company shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.2(c) and 6.3(c).

            SECTION 5.14 Pooling of Interests. Each of the Company and Parent shall use best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by the SEC, and each of the Company and Parent agrees that, except as required by applicable law or regulation, it shall take no action that would cause such accounting treatment not to be obtained.

            SECTION 5.15 Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, the Company shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party. During such period, the Company shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

            SECTION 5.16 Conveyance Taxes. Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees or any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time. Parent shall pay, and the Company shall pay on behalf of their respective stockholders, without deduction or withholding from any amount payable to the holders of Company Common Stock, any such taxes or fees imposed by any Governmental Entity which become payable in connection with the transactions contemplated by this Agreement for which such stockholders are primarily liable.

            SECTION 5.17 Payment of Dividends. From the date hereof until the Effective Time, Parent and the Company will coordinate with each other regarding the declaration of dividends in respect of the shares of Parent Common Stock and the shares of the Company Common Stock and the record dates and payment dates relating thereto (it being the intention of the parties that such record dates and payment dates be as consistent as practicable with past practice), it being the intention of the parties that holders of shares of Company Common Stock will not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of Company Common Stock and the shares of Parent Common Stock any holder of shares of Company Common Stock receives in exchange therefor in connection with the Merger.

            SECTION 5.18 Section 16 Matters. Prior to the Effective Time, Parent and Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I or Article II of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the No-Action Letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

            SECTION 5.19 Employee Benefit Review. Commencing promptly following the date hereof, Parent's and the Company's human resource managers shall conduct a review of the Company Benefit Plans and other Company compensation arrangements in order to coordinate the benefits to be provided after the Closing to persons who are employees of the Company or its subsidiaries immediately prior to the Closing ("Affected Employees") and to ensure an orderly transition and the appropriate retention of employees. Specifically this review shall include the following:

            (a) With respect to any Company Benefit Plan that is a retiree medical or other retiree welfare plan, to the extent the costs of providing benefits thereunder are adequately accrued, the Surviving Corporation shall not amend or terminate such plan following the Effective Time in any manner which results in the benefits available thereunder to fail to be substantially similar to those provided on the date hereof or the increase in costs, other than any co-payment and cost-sharing increases (which may be continued in the same proportion to Company provided portions of cost) to any former Company employee (and his or her eligible dependents) who is receiving such benefits thereunder as of the Effective Date, or any Affected Employee (and his or her eligible dependents) who would be eligible for such benefits if he or she retired on the Effective Date (or who, as of the Effective Date, is within three years of being able to retire and receive benefits thereunder).

            (b) Prior service credit will be granted for eligibility, vesting and participation in, and eligibility to retire under, the Surviving Corporation's benefit programs.

            (c) Pre-existing condition exclusions will be waived for Affected Employees to the extent possible. Appropriate consideration for past deductibles, or out-of-pocket expenses toward the medical or dental programs will be evaluated for operational feasibility and strived for whenever possible.

            (d) A reasonable period of time will be allowed for the Affected Employees to utilize accrued, paid time off, within reasonable limits and allowing for the effective operation of the business.

            (e) The Company will determine and announce in the ordinary course (prior to the Effective Date), but will not pay, the fiscal year 2000 bonus amounts for senior executives (approximately 205 individuals), and the Surviving Corporation shall pay to such senior executives the bonus amounts so announced on or as soon as reasonably practicable after March 1, 2001.


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

            SECTION 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver by each of Parent and the Company on or prior to the Closing Date of the following conditions:

            (a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

            (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

            (c) Governmental and Regulatory Approvals. Other than the filing provided for under Section 1.3 and filings pursuant to the HSR Act (which are addressed in Section 6.1(b)), all consents, approvals and actions of, filings with and notices to any Governmental Entity required of the Company, Parent or any of their subsidiaries to consummate the Merger and the other transactions contemplated hereby, the failure of which to be obtained or made is reasonably expected to have a material adverse effect on Parent and its subsidiaries and prospective subsidiaries, taken as a whole, shall have been obtained or made.

            (d) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, or (ii) which otherwise is reasonably likely to have a material adverse effect on the Company or Parent, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

            (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and no stop order or proceedings seeking a stop order shall have been entered or be pending by the SEC.

            (f) Stock Exchange Listings. The shares of Parent Common Stock issuable to the Company's stockholders (i) as contemplated by Article II or
(ii) upon exercise of the Adjusted Options pursuant to Section 5.6 shall have been approved for listing on the NYSE and the PSE, subject to official notice of issuance.

            (g) Pooling Letters. Parent and the Company shall have received the Parent Pooling Letters and the Company Pooling Letters and they shall not have been withdrawn or modified in any material respect.

            SECTION 6.2 Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company set forth herein (i) that are qualified as to materiality shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and
(ii) that are not qualified as to materiality shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

            (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement.

            (c) Tax Opinion. Parent shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Parent, an opinion dated as of such date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of
Section 368(b) of the Code. In rendering such opinion, counsel for Parent may require delivery of and rely on the Tax Certificates.

            (d) Regulatory Condition. No condition or requirement has been imposed by one or more Governmental Entities in connection with any required approval by them of the Merger relating to the transactions contemplated hereunder which, either alone or together with all such other conditions or requirements requires the Company or its subsidiaries to be operated in a manner which is materially different from industry standards in effect on the date hereof and which materially adversely affects the business, financial condition, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or their businesses, other than their commercial finance businesses, taken as a whole.

            SECTION 6.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

            (a) Representations and Warranties. The representations and warranties of Parent set forth herein (i) that are qualified as to materiality shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), and
(ii) that are not qualified as to materiality shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date) in all material respects.

            (b) Performance of Obligations of Parent. Parent shall have performed in all material respects all obligations required to be performed by it at or prior to the Closing Date under this Agreement.

            (c) Tax Opinions. The Company shall have received from Simpson Thacher & Bartlett, counsel to the Company, an opinion as of such date, to the effect that the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and Parent and the Company will each be a party to such reorganization within the meaning of Section 368(b) of the Code. In rendering such opinion, counsel for the Company may require delivery of and rely on the Tax Certificates.

            SECTION 6.4 Frustration of Closing Conditions. Neither Parent nor the Company may rely on the failure of any condition set forth in
Section 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.5.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

            SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time, and whether before or after the Company Stockholder Approval:

            (a)  by mutual written consent of Parent and the Company;

            (b)  by either Parent or the Company:

                  (i) if the Merger shall not have been consummated by April 1, 2001, provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time; provided, however, that this Agreement may be extended not more than 30 days by either party by written notice to the other party if the Merger shall not have been consummated solely as a result of the condition set forth in Section 6.1(c) failing to have been satisfied and the extending party reasonably believes that the relevant approvals will be obtained during such extension period;

                  (ii) if the Company Stockholder Approval shall not have been obtained at the Company Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                  (iii) if any Restraint having any of the effects set forth in Section 6.1(d) shall be in effect and shall have become final and nonappealable; provided, that the party seeking to terminate this Agreement pursuant to this Section 7.1(b)(iii) shall have used best efforts to prevent the entry of and to remove such Restraint;

            (c) by Parent, if the Company shall have failed to make the Company Recommendation in the Proxy Statement or effected a Change in the Company Recommendation (or resolved to take any such action), whether or not permitted by the terms hereof, or shall have breached its obligations under this Agreement by reason of a failure to call or convene the Company Stockholders Meeting in accordance with Section 5.1(b); or

            (d) by the Company in accordance with Section 4.2(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, the Company shall have complied with all provisions of Section 4.2, including the notice provisions therein, and with applicable requirements, including the payment of the fee referred to in paragraph (b)(iii) of Section 5.8.

            The party desiring to terminate this Agreement pursuant to clause (b), (c) or (d) of this Section 7.1 shall give written notice of such termination to the other party in accordance with Section 8.2, specifying the provision hereof pursuant to which such termination is effected.

            SECTION 7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Section 3.1(o), Section 3.2(m), the last sentence of
Section 5.4, Section 5.8, this Section 7.2 and Article VIII, which provisions survive such termination, provided, however, that nothing herein (including the payment of any amounts pursuant to Section 5.8 hereof) shall relieve any party from any liability for any willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

            SECTION 7.3 Amendment. This Agreement may be amended by the parties at any time before or after the Company Stockholder Approval; provided, however, that after such approval, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of all of the parties.

            SECTION 7.4 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.3, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

            SECTION 7.5 Procedure for Termination. A termination of this Agreement pursuant to Section 7.1 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

            SECTION 8.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

            SECTION 8.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a)  if to Parent, to

            Citigroup Inc.
            Corporate Law Department
            425 Park Avenue, Second Floor
            New York, New York  10043

            Telecopy No.:(212) 793-4401
            Attention:   Assistant General Counsel, M&A Unit

            with a copy to:

            Skadden, Arps, Slate, Meagher & Flom LLP
            Four Times Square
            New York, New York 10036

            Telecopy No.: (212) 735-2000
            Attention:    Kenneth J. Bialkin and Eric J. Friedman

            (b)  if to the Company, to

            250 East Carpenter Freeway
            Irving, Texas  75062

            Telecopy No.: (972) 652-5798
            Attention:    General Counsel

            with a copy to:


            Simpson Thacher & Bartlett
            425 Lexington Avenue
            New York, New York 10017-3954

            Telecopy No.: (212) 455-2502
            Attention:    David J. Sorkin and Alan D. Schnitzer

            SECTION 8.3  Definitions.  For purposes of this Agreement:

            (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise; provided, however, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed an affiliate of such person;

            (b) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole, other than any change, effect, event or occurrence constituting or relating to (i) the economy or financial markets of the United States or any other region, (ii) this Agreement or the transactions contemplated hereby or the announcement thereof and (iii) the financial services industry in general and, in the case of the Company, not specifically relating to the Company or its subsidiaries, and in the case of Parent, not specifically relating to Parent or its subsidiaries.

The terms "material" and "materially" have correlative meanings;

            (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

            (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; provided, however, that (x) any investment account advised or managed by such person or one of its subsidiaries or affiliates on behalf of third parties, or (y) any partnership, limited liability company, or other similar investment vehicle or entity engaged in the business of making investments of which such person acts as the general partner, managing member, manager, investment advisor, principal underwriter or the equivalent shall not be deemed a subsidiary of such person; and

            (e) "knowledge" of any person which is not an individual means the actual knowledge of such person's executive officers.

            SECTION 8.4 Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

            SECTION 8.5 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

            SECTION 8.6 Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Sections 5.6, 5.7 and 5.10(b), are not intended to confer upon any person other than the parties any rights or remedies.

            SECTION 8.7 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

            SECTION 8.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

            SECTION 8.9 Consent to Jurisdiction. Each of the parties hereto
(a) consents to submit itself to the personal jurisdiction of any federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a federal court sitting in the State of Delaware or a Delaware state court.

            SECTION 8.10 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 8.11 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

            IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                    CITIGROUP INC.


                                    By /s/ Sanford I. Weill
                                      ----------------------------------------
                                       Name:  Sanford I. Weill
                                       Title: Chairman and Chief Executive
                                              Officer


                                    ASSOCIATES FIRST CAPITAL CORPORATION


                                    By  /s/ Keith W. Hughes

-----------------------------------------
                                       Name:  Keith W. Hughes
                                       Title: Chairman and Chief Executive
                                              Officer





                                                      EXHIBIT 5.10(A)


Citigroup Inc.
Corporate Law Department
425 Park Avenue, Second Floor
New York, New York  10043

Attention:   Assistant General Counsel, M&A Unit

Ladies and Gentlemen:

            The undersigned, a holder of shares of Class A Common Stock, par value $.01 per share ("Company Common Stock"), of Associates First Capital Corporation, a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with and into Citigroup Inc., a Delaware corporation ("Parent"), shares of common stock, par value $.01 per share ("Parent Common Stock"), of Parent. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of the Company for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

            If, in fact, the undersigned were such an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the shares of Parent Common Stock received by the undersigned in the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and, to the extent the undersigned felt or feels necessary, the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent is under no obligation to register Parent Common Stock for sale, transfer or other disposition by the undersigned or take any action (other than as provided in the penultimate paragraph of this letter) to make compliance with an exemption from registration available to the undersigned.

            The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign, transfer or otherwise dispose any of the Parent Common Stock received (including through a cashless exercise of stock options) by the undersigned in the Merger except (i) pursuant to an effective registration statement under the Securities Act,
(ii) in conformity with the volume and other limitations of Rule 145 or
(iii) in a transaction which, in the opinion of the general counsel of Parent, Simpson Thacher & Bartlett, or other counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

            The undersigned hereby further represents to and covenants with Parent that from the date that is 30 days prior to the Effective Time (as defined in the Agreement and Plan of Merger, dated as of September 5, 2000, among the Company and Parent), the undersigned will not sell, transfer or otherwise dispose of any shares of Company Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any shares of Parent Common Stock received by the undersigned in the Merger or other shares of Parent Common Stock held by the undersigned until after such time as results covering at least 30 days of post-Merger combined operations of the Company and Parent have been published by Parent, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.

            In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and, to the extent required by the second preceding paragraph, the opinion of counsel or no-action letter referred to in such paragraph. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any shares of Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter. Notwithstanding the foregoing, Parent shall revoke the stop transfer instructions with respect to any shares of Parent Common Stock held by the undersigned or a transferee of the undersigned as to which the legend referred to below has been removed.

            The undersigned acknowledges and agrees that the legend set forth below will be placed on certificates representing any Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legend will be removed by delivery of substitute certificates (A) upon the transfer by the undersigned of Parent Common Stock in a sale made in conformity within the provisions of Rule 145(d) or pursuant to an effective registration statement under the Securities Act or (B) upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel (which may be Simpson Thacher & Bartlett) reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

            There will be placed on the certificates for Parent Common Stock issued to the undersigned, or, except as otherwise provided herein, any substitutions therefor, a legend stating in substance:

            "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933, as amended, applies.
      The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933, as amended. The shares may not be sold, pledged or otherwise disposed of (i) until such time as Parent shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except pursuant to a registration statement under, or in accordance with an exemption from the registration requirements of, the Securities Act of 1933."

            For so long as and to the extent necessary to permit the undersigned to sell the Parent Common Shares pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent shall take all such actions as reasonably available to file, on a timely basis, all reports and data required to be filed with the Securities and Exchange Commission by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), furnish to the undersigned upon request a written statement as to whether Parent has complied with such reporting requirements during the 12 months preceding any proposed sale under Rule 145 and otherwise take all such actions as reasonably available to permit such sales pursuant to Rule 145 and Rule 144. Parent has filed, on a timely basis, all reports required to be filed with the Securities and Exchange Commission under Section 13 of the Exchange Act during the preceding 12 months.

            The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of Company Common Stock and Parent Common Stock and
(ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.


                             Very truly yours,



                                    [NAME]

Dated: __________, _____





                                                                     ANNEX I

                                                      [DATE]


[NAME]

            On ________, the undersigned sold ___ shares of common stock (the "Parent Common Stock") of Citigroup Inc. ("Parent") which were received by the undersigned in connection with the merger of a subsidiary of Parent with and into Associates First Capital Corporation.

            Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the shares of Parent Common Stock sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

            The undersigned hereby represents that the shares of Parent Common Stock were sold in "brokers' transactions" within the meaning of
Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Parent Common Stock, and that the undersigned has not made any payment in connection with the offer or sale of the Parent Common Stock to any person other than to the broker who executed the order in respect of such sale.

                             Very truly yours,